                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ----------------------
                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 19, 2001

                               NMT Medical, Inc.
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              (Exact name of registrant as specified in charter)


 Delaware                              000-21001               95-4090463
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(State or other juris-                (Commission             (IRS Employer
diction of incorporation)             File Number)         Identification No.)

27 Wormwood Street, Boston, Massachusetts                         02210-1625
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (617) 737-0930

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
         ------------

     On October 19, 2001, NMT Medical, Inc. (the "Company") issued a press release announcing that it has signed an agreement to sell assets comprising the Company's vena cava filter business to C.R. Bard, Inc. In exchange for these assets, NMT will receive $27 million in upfront cash payments plus up to $7 million tied to certain NMT performance and delivery milestones. In addition to these cash payments, NMT will receive ongoing royalty payments from Bard on sales of vena cava filter products and will continue to manufacture the product for an interim period of time. The transaction is expected to close in the fourth quarter of 2001. The agreement is subject to customary closing conditions, including the expiration of the waiting period under the Hart Scott Rodino Antitrust Improvement Act of 1976 and may also be terminated by C.R. Bard, Inc. in the event that the pending acquisition of C.R. Bard, Inc. by Tyco International Ltd. closes before the NMT-Bard transaction.

     The Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)      Exhibits

Exhibit No.    Description
-----------    -----------

  99.1 Press Release, dated October 19, 2001, announcing signing of agreement to sell assets comprising the Company's vena cava filter business to C.R. Bard, Inc.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 2001         NMT Medical, Inc.
                                -----------------
                                (Registrant)


                                By: /s/ Richard E. Davis
                                    ---------------------
                                Name:  Richard E. Davis
                                Title: Vice President and Chief Financial
                                       Officer
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

  99.1 Press Release, dated October 19, 2001, announcing signing of agreement to sell assets comprising the Company's vena cava filter business to C.R. Bard, Inc.